Exhibit 99

Colgate Announces 2nd Quarter 2019 Results

NEW YORK--(BUSINESS WIRE)--July 26, 2019--Colgate-Palmolive Company (NYSE:CL) today reported worldwide Net sales of $3,866 million in second quarter 2019, a decrease of 0.5% versus second quarter 2018. Global unit volume increased 1.0%, pricing increased 3.0% and foreign exchange was negative 4.5%. Organic sales (Net sales excluding the impact of foreign exchange, acquisitions and divestments) increased 4.0%.

Net income and Diluted earnings per share in second quarter 2019 were $586 million and $0.68, respectively. Net income in second quarter 2019 included $31 million ($0.04 per diluted share) of aftertax charges resulting from the Company’s Global Growth and Efficiency Program.

Net income and Diluted earnings per share in second quarter 2018 were $637 million and $0.73, respectively. Net income in second quarter 2018 included $51 million ($0.06 per diluted share) of aftertax charges resulting from the Global Growth and Efficiency Program and a $15 million ($0.02 per diluted share) benefit from a foreign tax matter.

Excluding charges resulting from the Global Growth and Efficiency Program in both periods and the benefit from a foreign tax matter in 2018, Net income in second quarter 2019 was $617 million, a decrease of 8% versus second quarter 2018, and Diluted earnings per share in second quarter 2019 were $0.72, a decrease of 6% versus second quarter 2018.

Gross profit margin was 59.7% in second quarter 2019 versus 59.2% in second quarter 2018. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Gross profit margin was 59.6% in second quarter 2019, an increase of 30 basis points versus the year ago quarter as cost savings from the Company’s funding-the-growth initiatives and higher pricing were partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs.

Selling, general and administrative expenses were 35.4% of Net sales in second quarter 2019 versus 33.5% of Net sales in second quarter 2018. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Selling, general and administrative expenses increased by 200 basis points versus the year ago quarter to 35.2% of Net sales in second quarter 2019 due to higher overhead expenses and increased advertising investment, both as a percentage of Net sales. On an absolute basis, worldwide advertising investment increased 3% to $416 million versus $403 million in the year ago quarter.

Operating profit decreased to $888 million in second quarter 2019 compared to $946 million in second quarter 2018. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Operating profit was $928 million in second quarter 2019, a decrease of 8% versus second quarter 2018. Operating profit margin was 23.0% in second quarter 2019 versus 24.3% in second quarter 2018. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Operating profit margin was 24.0% in second quarter 2019, a decrease of 180 basis points versus the year ago quarter. This decrease in Operating profit margin was primarily due to an increase in Selling, general and administrative expenses, partially offset by an increase in Gross profit, both as a percentage of Net sales.

Net cash provided by operations year to date was $1,249 million compared to $1,297 million in the comparable 2018 period. Working capital as a percentage of Net sales was negative 2.9% compared to negative 2.1% in the year ago period.

Noel Wallace, President and Chief Executive Officer, commented on the second quarter results, “We have achieved another quarter of sequential improvement in organic sales growth with the strong 4.0% increase driven by both positive volume and higher pricing. In particular, it was terrific to see positive pricing across every operating division.

“Advertising investment increased in absolute dollars and as a percent to sales versus second quarter 2018, with increases as a percent to sales in every division.

“Colgate’s leadership of the global toothpaste market continued during the quarter with our global market share at 41.4% year to date. Our global leadership in manual toothbrushes also continued with Colgate’s global market share in that category at 31.7% year to date.”

Mr. Wallace continued, “As we look ahead, based on current spot rates, we continue to expect 2019 net sales to be flat to up low-single-digits, with organic sales up between 2% and 4%, though we now expect to be toward the higher end of that range as we continue to plan for increased investment behind our brands, higher pricing and strong innovation, particularly behind our core businesses.

“We are also excited about expanding our premium skin care portfolio with the recent announcement of our agreement to acquire the Filorga skin care business, which is not included in our guidance.

“On a GAAP basis, based on current spot rates, we expect gross margin expansion and a low-single-digit decline in earnings per share in 2019.

“Excluding charges resulting from the Global Growth and Efficiency Program in both 2018 and 2019, the charge related to U.S. tax reform in 2018 and the benefit from a foreign tax matter in 2018, based on current spot rates, we continue to plan for a year of gross margin expansion, increased advertising investment and a mid-single-digit decline in earnings per share.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on second quarter results. To access this call as a webcast, please go to Colgate’s website at http://www.colgatepalmolive.com.

The following are comments about divisional performance for second quarter 2019 versus the year ago period. See attached Geographic Sales Analysis Percentage Changes and Segment Information tables for additional information on divisional net sales and operating profit.

North America (22% of Company Sales)

North America Net sales increased 2.5% in second quarter 2019. Unit volume increased 2.0%, pricing increased 1.0% and foreign exchange was negative 0.5%. Organic sales for North America increased 3.0%.

Operating profit in North America decreased 4% in second quarter 2019 to $254 million, or 200 basis points to 30.0% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit and an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives. This increase in Selling, general and administrative expenses was primarily due to higher overhead expenses, primarily related to higher logistics costs, and increased advertising investment.

In the U.S., Colgate maintained leadership in the toothpaste category during the quarter with its market share at 34.6% year to date. Successful products include Colgate TotalSF, Colgate Optic White Stain Fighter and Colgate Essentials with Charcoal toothpastes. In manual toothbrushes, Colgate maintained its brand market leadership in the U.S. with its market share in that category at 40.7% year to date, supported by the success of Colgate Extra Clean and Colgate Gum Health manual toothbrushes.

Products succeeding in other categories include eltaMD foaming facial cleanser, eltaMD UV Clear facial sunscreen, PCA Skin Hyaluronic Acid Boosting Serum, Softsoap Gentle Wash body wash, Irish Spring 5-in-1 body wash, Fabuloso Complete liquid cleaner and Suavitel Complete fabric conditioner.

Latin America (24% of Company Sales)

Latin America Net sales decreased 0.5% in second quarter 2019. Unit volume increased 1.5%, pricing increased 5.5% and foreign exchange was negative 7.5%. Volume gains in Mexico and Colombia were partially offset by volume declines in Brazil. Organic sales for Latin America increased 7.0%.

Operating profit in Latin America decreased 4% in second quarter 2019 to $251 million, or 110 basis points to 27.0% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to an increase in Selling, general and administrative expenses partially offset by an increase in Gross profit, both as a percentage of Net sales. This increase in Gross profit was primarily due to cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs. This increase in Selling, general and administrative expenses was due to higher overhead expenses and increased advertising investment.

Colgate maintained its toothpaste leadership in Latin America during the quarter, with market share gains in Colombia, the Dominican Republic, Honduras, Paraguay and Panama. Products succeeding in the region include the Colgate Total 12 relaunch, Colgate Natural Extracts, elmex and Colgate Periogard toothpastes. Colgate’s leadership in the manual toothbrush category continued throughout the region, supported by the success of Colgate Pro Cuidado, Colgate 360 Advanced and Colgate Ultra Soft Advanced manual toothbrushes.

Products succeeding in other categories include Colgate Total 12 and Colgate Periogard mouthwashes, Protex Pro-Hidrata and Palmolive Natureza Secreta bar soaps, Lady Speed Stick Clinical Complete and Speed Stick Clinical Complete spray deodorants, Suavitel Complete fabric conditioner, Axion dish liquid and Fabuloso Bleach Alternative liquid cleaner.

Europe (15% of Company Sales)

Europe Net sales decreased 5.0% in second quarter 2019. Unit volume was even with the year ago period, pricing increased 1.0% and foreign exchange was negative 6.0%. Volume gains in Spain and Greece were offset by volume declines in Germany and France. Organic sales for Europe increased 1.0%.

Operating profit in Europe decreased 5% in second quarter 2019 to $148 million, while as a percentage of Net sales it was 25.2%, even with the year ago period, as an increase in Gross Profit largely offset an increase in Selling, general and administrative expenses, all as a percentage of Net Sales. This increase in Gross Profit was primarily due to cost savings from the Company’s funding-the-growth initiatives, partially offset by higher raw and packaging material costs. This increase in Selling, general and administrative expenses was due to higher overhead expenses and increased advertising investment.

Colgate maintained its toothpaste leadership in Europe during the quarter, with market share gains in the United Kingdom, Italy, Spain, Greece, the Netherlands and Denmark. Products succeeding in oral care include Colgate Total, Colgate Max White Expert Anti-Stain, Colgate Natural Extracts Charcoal, elmex and meridol Pur toothpastes, Colgate 360° Advanced Whole Mouth Health and Colgate Slim Soft Advanced manual toothbrushes and Colgate Plax mouthwash.

Products succeeding in other categories include Sanex pump body lotions, Sanex and Palmolive Clay body washes, Ajax Boost liquid cleaner and Soupline fabric conditioner.

Asia Pacific (17% of Company Sales)

Asia Pacific Net sales decreased 4.0% during second quarter 2019. Unit volume decreased 1.5%, pricing increased 0.5% and foreign exchange was negative 3.0%. Volume declines in the Greater China region were partially offset by volume gains in Thailand. Organic sales for Asia Pacific decreased 1.0%.

Operating profit in Asia Pacific decreased 14% in second quarter 2019 to $174 million, or 320 basis points to 26.9% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to an increase in Selling, general and administrative expenses as a percentage of Net sales. This increase in Selling, general and administrative expenses was due to higher overhead expenses, reflecting foreign exchange transaction gains in the second quarter of 2018, and increased advertising investment.

Colgate maintained its toothpaste leadership in the Asia Pacific region during the quarter with market share gains in the Philippines, Australia and Pakistan. Products succeeding in oral care include Colgate Naturals, Colgate Vedshakti and elmex toothpastes and Colgate Slim Soft Advanced manual toothbrush.

Products succeeding in other categories include Palmolive Skin Therapy bar soap, Palmolive Luminous Oils shower gel and liquid hand soap, Ajax Charcoal and Lime spray cleaner and Softlan Divine Pleasures fabric conditioner.

Africa/Eurasia (6% of Company Sales)

Africa/Eurasia Net sales increased 0.5% during second quarter 2019. Unit volume increased 3.5%, pricing increased 6.0% and foreign exchange was negative 9.0%. Volume gains in Russia and the Gulf States were partially offset by volume declines in South Africa and Saudi Arabia. Organic sales for Africa/Eurasia increased 9.5%.

Operating profit in Africa/Eurasia increased 12% in second quarter 2019 to $47 million, or 200 basis points to 19.3% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit as a percentage of Net sales. This increase in Gross profit was primarily due to cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs.

Colgate maintained its toothpaste leadership in Africa/Eurasia during the quarter, with market share gains in Turkey, Morocco, Kazakhstan, Jordan and Bahrain. Successful products contributing to sales in the region include the Colgate Total 12 relaunch, Colgate Natural Extracts and Colgate Optic White Expert White toothpastes, Colgate 360° Advanced Whole Mouth Clean and Colgate Slim Soft Advanced manual toothbrushes and Palmolive Micellar Care shower gel and bar soap.

Hill's Pet Nutrition (16% of Company Sales)

Hill’s Net sales increased 3.5% during second quarter 2019. Unit volume increased 2.0%, pricing increased 4.0% and foreign exchange was negative 2.5%. Volume gains in the United States, South Africa and Western Europe were partially offset by volume declines in Japan. Hill’s organic sales increased 6.0%.

Hill’s Operating profit in second quarter 2019 increased 1.0% to $167 million, while as a percentage of Net sales it decreased 60 basis points to 27.3% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives and higher pricing.

Successful products contributing to sales in the United States include the relaunched Hill’s Science Diet (with upgraded recipes, improved kibble shapes and redesigned package graphics), Hill’s Prescription Diet Gastrointestinal Biome and Hill’s Bioactive Recipe.

Successful products contributing to sales internationally include the relaunched Hill’s Science Diet and Hill’s Prescription Diet Stews.

***

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, elmex, Tom’s of Maine, Sorriso, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sanex, eltaMD, PCA Skin, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. For more information about Colgate’s global business, visit the Company’s website at http://www.colgatepalmolive.com. To learn more about the Colgate Bright Smiles, Bright Futures oral health education program, please visit http://www.colgatebsbf.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).

Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce or certain discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin growth, earnings per share levels, financial goals, the impact of foreign exchange volatility, cost-reduction plans including the Global Growth and Efficiency Program, tax rates, U.S. tax reform, new product introductions or commercial investment levels, acquisitions, including the recently announced agreement to acquire the Filorga skin care business, divestitures, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not nor does any other person assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP financial measures used in this earnings release and/or the related webcast:

This release discusses Net sales growth (GAAP) and organic sales growth, which is Net sales growth excluding the impact of foreign exchange, acquisitions and divestments (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and six months ended June 30, 2019 vs. 2018 included with this release for a comparison of organic sales growth to Net sales growth in accordance with GAAP.

To supplement Colgate’s Condensed Consolidated Statements of Income presented in accordance with GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are discussed both as reported (on a GAAP basis) and excluding charges resulting from the Global Growth and Efficiency Program and, as applicable, the benefit from a foreign tax matter and the charge related to U.S. tax reform (non-GAAP). These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain divestitures and certain unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and six months ended June 30, 2019 and 2018 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

The Company defines free cash flow before dividends as Net cash provided by operations less Capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows” for the six months ended June 30, 2019 and 2018 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for second quarter results.)

Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended June 30, 2019 and 2018

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2019	2018

Net sales	$3,866	$3,886

Cost of sales	1,558	1,585

Gross profit	2,308	2,301

Gross profit margin	59.7%	59.2%

Selling, general and administrative expenses	1,369	1,300

Other (income) expense, net	51	55

Operating profit	888	946

Operating profit margin	23.0%	24.3%

Non-service related postretirement costs	27	23

Interest (income) expense, net	38	35

Income before income taxes	823	888

Provision for income taxes	205	213

Effective tax rate	24.9%	24.0%

Net income including noncontrolling interests	618	675

Less: Net income attributable to noncontrolling interests	32	38

Net income attributable to Colgate-Palmolive Company	$586	$637

Earnings per common share
Basic	$0.68	$0.73
Diluted	$0.68	$0.73

Average common shares outstanding
Basic	859.4	871.7
Diluted	861.9	874.0

Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Six Months Ended June 30, 2019 and 2018

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2019	2018

Net sales	$7,750	$7,888

Cost of sales	3,155	3,179

Gross profit	4,595	4,709

Gross profit margin	59.3%	59.7%

Selling, general and administrative expenses	2,734	2,692

Other (income) expense, net	94	88

Operating profit	1,767	1,929

Operating profit margin	22.8%	24.5%

Non-service related postretirement costs	52	47

Interest (income) expense, net	78	70

Income before income taxes	1,637	1,812

Provision for income taxes	419	459

Effective tax rate	25.6%	25.3%

Net income including noncontrolling interests	1,218	1,353

Less: Net income attributable to noncontrolling interests	72	82

Net income attributable to Colgate-Palmolive Company	$1,146	$1,271

Earnings per common share
Basic(1)	$1.33	$1.46
Diluted(1)	$1.33	$1.45

Average common shares outstanding
Basic	860.7	873.5
Diluted	862.7	877.0

Note:

(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters’ earnings per share may not necessarily equal the earnings per share for any year-to-date period.

Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of June 30, 2019, December 31, 2018 and June 30, 2018

(Dollars in Millions) (Unaudited)

	June 30,	December 31,	June 30,
	2019	2018	2018
Cash and cash equivalents	$863	$726	$833
Receivables, net	1,590	1,400	1,545
Inventories	1,322	1,250	1,254
Other current assets	480	417	540
Property, plant and equipment, net	3,793	3,881	3,908
Other assets, including goodwill and intangibles	5,103	4,487	4,570
Total assets	$13,151	$12,161	$12,650

Total debt	$6,645	$6,366	$6,865
Other current liabilities	3,777	3,329	3,596
Other non-current liabilities	2,739	2,269	2,378
Total liabilities	13,161	11,964	12,839
Total Colgate-Palmolive Company shareholders’ equity	(347)	(102)	(523)
Noncontrolling interests	337	299	334
Total liabilities and equity	$13,151	$12,161	$12,650

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$5,716	$5,630	$5,949
Working capital % of sales	(2.9)%	(1.7)%	(2.1)%

Note:
(1) Marketable securities of $66, $10 and $83 as of June 30, 2019, December 31, 2018 and June 30, 2018, respectively, are included in Other current assets.

Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2019 and 2018

(Dollars in Millions) (Unaudited)

	2019	2018
Operating Activities
Net income including noncontrolling interests	$1,218	$1,353
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	256	258
Restructuring and termination benefits, net of cash	21	(14)
Stock-based compensation expense	34	47
Deferred income taxes	53	2
Voluntary benefit plan contributions	(102)	—
Cash effects of changes in:
Receivables	(178)	(200)
Inventories	(63)	(30)
Accounts payable and other accruals	(14)	(96)
Other non-current assets and liabilities	24	(23)
Net cash provided by operations	1,249	1,297

Investing Activities
Capital expenditures	(146)	(216)
Purchases of marketable securities and investments	(80)	(96)
Proceeds from sale of marketable securities and investments	14	19
Payment for acquisitions, net of cash acquired	—	(727)
Other	—	7
Net cash used in investing activities	(212)	(1,013)

Financing Activities
Principal payments on debt	(3,105)	(3,953)
Proceeds from issuance of debt	3,368	4,266
Dividends paid	(770)	(756)
Purchases of treasury shares	(664)	(696)
Proceeds from exercise of stock options	267	160
Net cash used in financing activities	(904)	(979)

Effect of exchange rate changes on Cash and cash equivalents	4	(7)
Net increase (decrease) in Cash and cash equivalents	137	(702)
Cash and cash equivalents at beginning of the period	726	1,535
Cash and cash equivalents at end of the period	$863	$833

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$1,249	$1,297
Less: Capital expenditures	(146)	(216)
Free cash flow before dividends	$1,103	$1,081

Income taxes paid	$463	$468

Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Six Months Ended June 30, 2019 and 2018

(Dollars in Millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net Sales
Oral, Personal and Home Care

North America	$846	$824	$1,699	$1,651
Latin America	929	933	1,818	1,862
Europe	588	620	1,190	1,268
Asia Pacific	646	674	1,346	1,433
Africa/Eurasia	244	243	484	498

Total Oral, Personal and Home Care	3,253	3,294	6,537	6,712

Pet Nutrition	613	592	1,213	1,176

Total Net Sales	$3,866	$3,886	$7,750	$7,888

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating Profit
Oral, Personal and Home Care

North America	$254	$264	$503	$521
Latin America	251	262	483	535
Europe	148	156	299	318
Asia Pacific	174	203	363	429
Africa/Eurasia	47	42	93	92

Total Oral, Personal and Home Care	874	927	1,741	1,895

Pet Nutrition	167	165	331	329
Corporate(1)	(153)	(146)	(305)	(295)

Total Operating Profit	$888	$946	$1,767	$1,929

Note:
(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended June 30, 2019 includes charges of $40 related to the Global Growth and Efficiency Program. Corporate Operating profit (loss) for the three months ended June 30, 2018 included charges of $58 related to the Global Growth and Efficiency Program.

Corporate Operating profit (loss) for the six months ended June 30, 2019 includes charges of $68 related to the Global Growth and Efficiency Program. Corporate Operating profit (loss) for the six months ended June 30, 2018 included charges of $82 related to the Global Growth and Efficiency Program.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended June 30, 2019 vs. 2018

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Volume	Incentives	Exchange

Total Company	(0.5)%	4.0%	1.0%	1.0%	1.0%	3.0%	(4.5)%

Europe	(5.0)%	1.0%	—%	—%	—%	1.0%	(6.0)%

Latin America	(0.5)%	7.0%	1.5%	1.5%	1.5%	5.5%	(7.5)%

Asia Pacific	(4.0)%	(1.0)%	(1.5)%	(1.5)%	(1.5)%	0.5%	(3.0)%

Africa/Eurasia	0.5%	9.5%	3.5%	3.5%	3.5%	6.0%	(9.0)%

Total International	(2.5)%	3.5%	0.5%	0.5%	0.5%	3.0%	(6.0)%

North America	2.5%	3.0%	2.0%	2.0%	2.0%	1.0%	(0.5)%

Total CP Products	(1.5)%	3.5%	1.0%	1.0%	1.0%	2.5%	(5.0)%

Hill’s	3.5%	6.0%	2.0%	2.0%	2.0%	4.0%	(2.5)%

Emerging Markets(1)	(1.0)%	5.5%	1.5%	1.5%	1.5%	4.0%	(6.5)%

Developed Markets	(0.5)%	2.0%	0.5%	0.5%	0.5%	1.5%	(2.5)%

Note:
(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Six Months Ended June 30, 2019 vs. 2018

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Volume	Incentives	Exchange

Total Company	(2.0)%	3.5%	1.0%	1.0%	1.0%	2.5%	(5.5)%

Europe	(6.0)%	0.5%	0.5%	0.5%	0.5%	—%	(6.5)%

Latin America	(2.5)%	6.5%	2.0%	2.0%	2.0%	4.5%	(9.0)%

Asia Pacific	(6.0)%	(2.0)%	(2.0)%	(2.0)%	(2.0)%	—%	(4.0)%

Africa/Eurasia	(3.0)%	8.0%	1.5%	1.5%	1.5%	6.5%	(11.0)%

Total International	(4.5)%	3.0%	0.5%	0.5%	0.5%	2.5%	(7.5)%

North America	3.0%	3.5%	2.0%	2.0%	2.0%	1.5%	(0.5)%

Total CP Products	(2.5)%	3.0%	1.0%	1.0%	1.0%	2.0%	(5.5)%

Hill’s	3.0%	6.0%	2.0%	2.0%	2.0%	4.0%	(3.0)%

Emerging Markets(1)	(3.5)%	4.0%	0.5%	0.5%	0.5%	3.5%	(7.5)%

Developed Markets	(0.5)%	2.5%	1.5%	1.5%	1.5%	1.0%	(3.0)%

Note:
(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2019 and 2018

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2019	2018
Gross profit, GAAP	$2,308	$2,301
Global Growth and Efficiency Program	(3)	5
Gross profit, non-GAAP	$2,305	$2,306

			Basis Point
Gross Profit Margin	2019	2018	Change
Gross profit margin, GAAP	59.7%	59.2%	50
Global Growth and Efficiency Program	(0.1)%	0.1%
Gross profit margin, non-GAAP	59.6%	59.3%	30

Selling, General and Administrative Expenses	2019	2018
Selling, general and administrative expenses, GAAP	$1,369	$1,300
Global Growth and Efficiency Program	(10)	(10)
Selling, general and administrative expenses, non-GAAP	$1,359	$1,290

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2019	2018	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	35.4%	33.5%	190
Global Growth and Efficiency Program	(0.2)%	(0.3)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	35.2%	33.2%	200

Other (Income) Expense, Net	2019	2018
Other (income) expense, net, GAAP	$51	$55
Global Growth and Efficiency Program	(33)	(43)
Other (income) expense, net, non-GAAP	$18	$12

Operating Profit	2019	2018	% Change
Operating profit, GAAP	$888	$946	(6)%
Global Growth and Efficiency Program	40	58
Operating profit, non-GAAP	$928	$1,004	(8)%

			Basis Point
Operating Profit Margin	2019	2018	Change
Operating profit margin, GAAP	23.0%	24.3%	(130)
Global Growth and Efficiency Program	1.0%	1.5%
Operating profit margin, non-GAAP	24.0%	25.8%	(180)

Non-Service Related Postretirement Costs	2019	2018
Non-service related postretirement costs, GAAP	$27	$23
Global Growth and Efficiency Program	(2)	(3)
Non-service related postretirement costs, non-GAAP	$25	$20

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2019 and 2018

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2019
	Income Before Income Taxes		Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$823		$205	$618	$586	24.9%	$0.68
Global Growth and Efficiency Program	42		11	31	31	0.1%	0.04
Non-GAAP	$865		$216	$649	$617	25.0%	$0.72

	2018
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable To Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$888	$213	$675	$38	$637	24.0%	$0.73
Global Growth and Efficiency Program	61	13	48	(3)	51	(0.2)%	0.06
Benefit from a foreign tax matter	—	15	(15)	—	(15)	1.6%	(0.02)
Non-GAAP	$949	$241	$708	$35	$673	25.4%	$0.77

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2019 and 2018

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2019	2018
Gross profit, GAAP	$4,595	$4,709
Global Growth and Efficiency Program	8	11
Gross profit, non-GAAP	$4,603	$4,720

			Basis Point
Gross Profit Margin	2019	2018	Change
Gross profit margin, GAAP	59.3%	59.7%	(40)
Global Growth and Efficiency Program	0.1%	0.1%
Gross profit margin, non-GAAP	59.4%	59.8%	(40)

Selling, General and Administrative Expenses	2019	2018
Selling, general and administrative expenses, GAAP	$2,734	$2,692
Global Growth and Efficiency Program	(14)	(15)
Selling, general and administrative expenses, non-GAAP	$2,720	$2,677

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2019	2018	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	35.3%	34.1%	120
Global Growth and Efficiency Program	(0.2)%	(0.2)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	35.1%	33.9%	120

Other (Income) Expense, Net	2019	2018
Other (income) expense, net, GAAP	$94	$88
Global Growth and Efficiency Program	(46)	(56)
Other (income) expense, net, non-GAAP	$48	$32

Operating Profit	2019	2018	% Change
Operating profit, GAAP	$1,767	$1,929	(8)%
Global Growth and Efficiency Program	68	82
Operating profit, non-GAAP	$1,835	$2,011	(9)%

			Basis Point
Operating Profit Margin	2019	2018	Change
Operating profit margin, GAAP	22.8%	24.5%	(170)
Global Growth and Efficiency Program	0.9%	1.0%
Operating profit margin, non-GAAP	23.7%	25.5%	(180)

Non-Service Related Postretirement Costs	2019	2018
Non-service related postretirement costs, GAAP	$52	$47
Global Growth and Efficiency Program	(3)	(7)
Non-service related postretirement costs, non-GAAP	$49	$40

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2019 and 2018

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2019
	Income Before Income Taxes		Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$1,637		$419	$1,218	$1,146	25.6%	$1.33
Global Growth and Efficiency Program	71		18	53	53	—%	0.06
Non-GAAP	$1,708		$437	$1,271	$1,199	25.6%	$1.39

	2018
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable To Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$1,812	$459	$1,353	$82	$1,271	25.3%	$1.45
Global Growth and Efficiency Program	89	21	68	(3)	71	(0.1)%	0.08
Benefit from a foreign tax matter	—	15	(15)	—	(15)	0.8%	(0.02)
Non-GAAP	$1,901	$495	$1,406	$79	$1,327	26.0%	$1.51

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Contacts

Colgate-Palmolive Company
John Faucher 212-310-3653
Hope Spiller 212-310-2291